Exhibit 3.3

CERTIFICATE OF AMENDMENT

to the

CERTIFICATE OF LIMITED PARTNERSHIP

of

SOLOMON 353, LP

under

SECTION 17-202 OF THE

DELAWARE REVISED UNIFORM LIMITED PARTNERSHIP ACT

Solomon 353, LP, a Delaware limited partnership, pursuant to Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, does hereby certify:

1.                                      That the name of the limited partnership is Solomon 353, LP which is the name under which such limited partnership was formed.

2.                                      That the initial certificate of limited partnership of Solomon 353, LP was filed on April 2, 2015 (the “Certificate of Limited Partnership”).

3.                                      That Article FIRST of the Certificate of Limited Partnership is hereby amended in its entirety to read as follows:

“1. The name of the limited partnership is Care Capital Properties, LP.”

4.                                      That Article THIRD of the Certificate of Limited Partnership is hereby amended in its entirety to read as follows:

“3. The name and the business address of the sole general partner of the Partnership is:

Name	Address

Care Capital Properties GP, LLC	353 N. Clark Street, Suite 2900 Chicago, IL 60654”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 23rd day of April, 2015.

CARE CAPITAL PROPERTIES GP, LLC, its General Partner

By: CARE CAPITAL PROPERTIES, INC., its Sole Member

By:	/s/ Kristen Benson
Name: Kristen Benson
Title: Vice President and Secretary

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SOLOMON 353, LP

This Certificate of Limited Partnership of Solomon 353, LP (the “Partnership”), dated as of April 2, 2015, has been duly executed and is being filed by the undersigned, as a general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C., § 17-101, et seq.).

1.                                      The name of the limited partnership is Solomon 353, LP.

2.                                      The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3.                                      The name and the business address of the sole general partner of the Partnership is:

Name	Address

Solomon 353 GP, LLC	353 N. Clark Street, Suite 3300 Chicago, IL 60654

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date and year first above written.

GENERAL PARTNER:

SOLOMON 353 GP, LLC

By:	/s/ Lori B. Wittman
Name: Lori B. Wittman
Title: Vice President and Treasurer